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                                  EXHIBIT 10.1
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                              MANAGEMENT AGREEMENT


        MANAGEMENT AGREEMENT, dated as of March ______, 1996 (this "Agreement"), by and between FLORDECO, LTD., a Florida limited partnership (the "Partnership") and FLORDECO, INC., a Florida corporation (the "Management Company").

         WHEREAS, the personnel of the Management Company and its wholly-owned subsidiary, Flordeco Realty, Inc. ("Realty"), have substantial experience and capability in the management and rental of income producing real properties; and

         WHEREAS, the Partnership is undertaking a public offering of a minimum of $1,200,000 and a maximum of $12,000,000 ("Gross Offering Proceeds") of its limited partnership interests ("Units") pursuant to a registration statement on Form S-11 ("Registration Statement") filed with the Securities and Exchange Commission; and

         WHEREAS, the Partnership intends to make equity investments with the net proceeds of its public offering of the Units in income producing real properties and wishes to engage the Management Company as its sole and exclusive manager of such properties;

         WHEREAS, the Management Company is willing to act as such agent upon the terms and conditions hereinafter set forth; and

         NOW, THEREFORE, in consideration of the mutual promises and covenants herein contained, the Partnership and the Management Company agree as follows:

         1. EXCLUSIVE AGENCY. The Partnership hereby employs the Management Company exclusively to rent, lease, operate and manage all the Partnership's real property investments to be acquired by the Partnership (the "Properties" or the "Property" in singular) and to render investment advice to the Partnership, upon the terms hereinafter set forth. Pursuant to this Agreement, the Management Company shall have full and complete authority to oversee and manage the day-to-day operations of the Properties. The Management Company may engage the services of Realty or any other agent for the purchase, sale and/or lease of such Properties.


         2. TERM OF AGREEMENT. The initial term of this Agreement shall commence as of _________, 1996 and, unless sooner terminated as provided herein, shall continue until ________, 19___ ("Initial Term"). The Agreement shall thereafter be renewed for successive one-year terms ("Extended Term") unless sooner terminated as provided herein or unless on or before sixty (60) days prior to the expiration of the Initial Term or any Extended Term, the Partnership gives notice of its intention not to renew this Agreement. The Initial Term and any Extended Term are referenced to herein together as the "Contract Term".


         3. PROPERTY RENTAL. The Management Company agrees to use its best efforts in renting or leasing vacant space and in keeping the Properties rented to suitable and desirable tenants. The Management Company shall use due diligence in managing the Properties during the Contract Term and agrees to furnish or otherwise obtain services for renting, leasing, operating and managing of the Partnership. The Management Company may engage the services of Realty or any other agent to assist in the rental or lease of the Properties.

         4. MONTHLY STATEMENTS. The Management Company shall render to the Partnership monthly statements of receipts and disbursements. To the extent receipts exceed disbursements, the balance shall be remitted to the Partnership as hereinafter provided. In the event that disbursements are in excess of the receipts collected by the Management Company, the Partnership agrees to pay such excess to the Management Company promptly upon demand of the Management Company. The disbursements shall include the compensation of the Management Company on the basis hereinafter provided. The Management Company
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shall keep and maintain in its possession copies of all invoices, purchase orders, rent rolls, occupancy reports, and other records and written material relating to the Property for a period of six (6) years from the date of the preparation or receipt of such documents.


         5. SEPARATION OF THE PARTNERSHIP'S MONIES. All monies received by the Management Company for or on behalf of the Partnership (less any sums properly deducted by the Management Company pursuant to any of the provisions of this Agreement) shall be deposited in a bank in a special account maintained by the Management Company for the deposits of monies of the Partnership and not commingled with the funds of the Management Company. Such depository shall be selected by the Management Company. However, Management Company shall not be held liable in event of failure or bankruptcy of a depository. Funds shall remain the property of the Partnership subject to disbursement of expenses by the Management Company or as otherwise provided in this Agreement.


         6. ADVERTISING AND SIGNS. Subject to the Partnership's approval and at the Partnership's expense, the Management Company shall advertise the availability for rent or lease of the Properties or portions thereof, prepare and secure renting signs, renting plans, circulars, and other forms of advertising.

         7. THE MANAGEMENT COMPANY TO NEGOTIATE LEASE. All inquiries received by the Partnership for any leases or renewals of agreements for the rental or operation of the Properties or any part thereof shall be referred to the Management Company, and all negotiations connected therewith shall be conducted solely by or under the direction of the Management Company.

         8. COLLECTION OF RENT. The Management Company shall use its best efforts in the management of the Properties and due diligence in collecting the rents and other income therefrom.

         9. LEGAL PROCEEDINGS. The Management Company may, in the name of and at the expense of the Partnership, institute any and all legal actions or proceedings for the collection of rent or other income from the Properties or the ousting or dispossessing of tenants or other persons therefrom, and such expense may include the engagement of counsel for any such matter. The Management Company also may employ legal counsel for advice with respect to existing tenancies and for the preparation of leases and lease amendments. The Partnership shall reimburse Management Company in the manner herein provided for expenses incurred by the Management Company hereunder for the reasonable fees and expenses of such counsel.

       10. REPAIRS. The Management Company is authorized, in the name of and at the expense of the Partnership, to cause to be made such ordinary repairs and/or alterations to the Properties as may be advisable or necessary, and to purchase such supplies as may be advisable or necessary. The expense to be incurred for any one item of alteration or repair shall not exceed the sum of $5,000, unless authorized by the Partnership, except in such circumstances as the Management Company shall deem to be an emergency, and the Management Company promptly notifies the Partnership of such emergency repair.

       11. SERVICE CONTRACTS. The Management Company is authorized, in the name of and at the expense of the Partnership, to make contracts for electricity, gas, fuel, water, rubbish removal, garbage collection services, telephone, janitorial services, window cleaning, vermin extermination and other services or such of them as the Management Company shall deem advisable. The Management Company shall not contract for any services not in a Partnership approved budget for the current year whose estimated cost would exceed $10,000 without the Partnership's prior written consent.

       12. EMPLOYEES. The Management Company agrees on behalf of the Partnership to supervise the work of, and to hire and discharge employees. The Management Company agrees to use reasonable care in the hiring of such employees. All employees engaged in the servicing, operation and maintenance of the Properties, including the on-site property manager, shall be the employees of the Management Company, and not of the Partnership. The Management Company shall reimburse itself out of rentals from the Properties for its direct out-of-pocket expenses in connection with the operations of the Properties, including the cost of
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goods and materials used for or on behalf of the Partnership and obtained from parties unaffiliated with the Management Company.


       13. BONDING EMPLOYEES. The Management Company's employees who handle or are responsible for the Partnership's monies shall be bonded by a fidelity bond or comprehensive crime insurance in amount not less than $100,000 the cost of which shall be an expense of the Property in the case of on-site employees or an expense of the Management Company in the case of off-site employees.


       14. SPECIAL SERVICES. If it becomes advisable or necessary to make extraordinary repairs or engage in extensive reconstruction or rehabilitation of the Properties or any part thereof, or if the Management Company is called upon to perform any extraordinary services not customarily a part of the usual services performed by the managing agent, it is agreed by the parties hereto that the Management Company shall receive an additional fee therefor in an amount agreed upon between the parties, but, in each instance, where the Management Company is to receive an additional fee, the amount of such fee shall be agreed upon prior to the commencement of such work or services.


       15. INDEMNIFICATION. The Partnership and the Management Company agree:


                 (a)      (i)     The Partnership shall indemnify, defend and
hold the Management Company harmless from any and all claims, demands, causes of action, losses, damages, penalties or liabilities, costs ("Liabilities") sustained or incurred as a result of injuries to person or property by reason of any cause whatsoever either in or about the Properties or elsewhere when the Management Company is carrying out the provisions of this Agreement or acting under the express or implied directions of the Partnership, unless such Liabilities arise out of the Management Company's criminal misconduct, willful misconduct, or gross negligence;


                          (ii)    The Management Company shall indemnify,
defend and hold the Partnership harmless from any and all liabilities sustained or insured by, or asserted against the Partnership arising out of the Management or any criminal acts, gross negligence, or willful misconduct.


                 (b) To reimburse the Management Company upon demand for any monies which the latter is required to pay out for any reason whatsoever, either in connection with, or as an expense in defence of, any claim, civil or criminal action, proceeding, charge, or prosecution made, instituted, or maintained against the Management Company or the Partnership and the Management Company jointly or severally, affecting or due to the conditions or use of the Properties, or acts or omissions of the Management Company or employees of the Partnership or the Management Company, or arising out of or based upon any law, regulation, requirement, contract or award relating to the hours of employment, working conditions, wages, and/or compensation of employees or former employees of the Partnership, or otherwise; and


                 (c) To defend promptly and diligently, at the Partnership's sole expense, any claim, action, or proceeding brought against the Management Company or the Management Company and the Partnership jointly or severally arising out of or in connection with any of the foregoing, and to hold harmless and fully indemnify the Management Company from any judgment, loss or settlement on account thereof. It is expressly understood and agreed that the foregoing provisions of this article shall survive the termination of this Agreement, but this shall not be construed to mean that the Partnership's liability does not survive as to other provisions of this Agreement. Nothing contained in Section 15 hereof shall relieve the Management Company from responsibility to the Partnership for negligence, misconduct, fraud, bad faith or any action not reasonably believed by the Management Company in good faith to be in the best interest of the Partnership.


       16. INSURANCE. The Partnership agrees to carry public liability insurance and such other insurance as may be necessary for the protection of the interest of the Partnership and the Management Company. In each such policy of insurance, the Partnership agrees that the Management Company shall be designated as an additional insured with the Partnership; the carrier and the amount of coverage in each policy shall be mutually agreed upon by the Partnership and the Management Company. A certificate of each policy
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issued by the carrier shall be delivered to the Partnership by the Management
Company who shall have the authority to place the aforesaid policies of insurance as well as the fire, extended coverage, and rent insurance to be carried on the Properties. The Partnership's fire and extended coverage insurance shall contain a waiver of subrogation in favor of the Management Company, and the Partnership hereby waives all right of recovery against the Management Company based upon the negligence of the Management Company, its servants or employees for real or personal property loss or damage occurring to the Properties or any parts thereof or any personal property located therein, arising from any occurrence including by way of enumeration but not limitation with perils insured against in standard fire and extended coverage, vandalism, malicious mischief and sprinkler leakage contracts issued in the states in which the Properties are located, whether or not such insurance is carried.
The Management Company agrees to carry workmen's compensation insurance in amounts sufficient to cover all of its employees.

       17.       MANAGEMENT COMPANY'S COMPENSATION.

                 (a) The Partnership agrees to pay the Management Company for its services a management fee ("Management Fee") equal to five percent (5%) of the gross operating revenues from rents and other income or receipts received by the Partnership from its Property investments which are managed by the Management Company pursuant to this Agreement ("Gross Operating Revenues from Rents") commencing on the date that ______ and continuing for the entire term of this Agreement. The Management fee shall include all compensation for rent-up, leasing and re-leasing activities.

                 (b) In addition to the Management Fee, to the extent that the Management Company engages the services of Realty or other third party to provide real estate brokerage and lease brokerage services, subject to the limitations set forth herein, the Partnership agrees to pay such real estate and lease brokerage commissions and fees incurred in connection with the purchase, sale, or lease of a Property by the Partnership. In no event shall the Management Company receive any such brokerage commissions except indirectly to the extent such are paid to Realty. Further, in connection with the original acquisition of Property from the Gross Offering Proceeds, real estate brokerage fees shall not exceed the lesser of the 11.5% of the Gross Offering Proceeds or 10% of the total purchase price (including acquisition financing) of all Properties acquired by the Partnership with such Gross Offering Proceeds.

       18. EXPENSES. All direct out-of-pocket expenses incurred by the Management Company in connection with the operation, management and leasing of the Properties and the performance of this Contract shall be paid out of the sums collected by the Management Company from the Properties.

       19. REIMBURSEMENT OF THE MANAGEMENT COMPANY. The Partnership shall reimburse the Management Company promptly for any monies that the Management Company may elect to advance for the account of the Partnership. Nothing herein contained, however, shall be construed to obligate the Management Company to make such advances.

       20. RENTAL. This Agreement shall become effective on a Property by Property basis on the closing date for the purchase of each Property and shall continue in full force and effect for a period of one year and thereafter for succeeding one-year periods, unless cancelled as hereinafter provided.

       21. CANCELLATION. This Agreement is subject to cancellation at anytime by either party upon sixty (60) days' prior written notice.

       22. BANKRUPTCY. In the event a petition in a bankruptcy is filed by or against either the Partnership or the Management Company, or in the event that either shall make an assignment for the benefit of creditors or take advantage of any insolvency act, the other party hereto may terminate this Agreement without notice at any time thereafter, but shall give notice to the other party within ten (10) days of the termination to conform the termination.
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       23.       GENERAL.  The Management Company is hereby granted with such other general authority and powers as may be necessary or advisable to carry out with the spirit and intent of this Agreement.

       24. NOTICES. All notices hereunder to either party shall be given by registered or certified mail addressed to 3591 Fowler Street, Fort Myers, Florida 33901, or such different address as a party may designate by serving written notice to such effect upon the other in accordance herewith.

       25. ADDITIONAL PROVISIONS. This Agreement shall be binding on the parties hereto and their successors, and assigns, and may not be changed orally but only by a writing signed by both parties. The Management Company may not assign or delegate any of its rights or obligations hereunder without prior written consent of the Partnership.

       IN WITNESS WHEREOF, the parties hereby have executed this Agreement and have affixed their seals hereunto the day and year first above written.


                                  PARTNERSHIP

                                  FLORDECO, LTD., a Florida limited partnership

                                  By:   INVESTORS TRUST, INC., a Florida
                                        corporation, General Partner


                                        By:
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                                        Name:
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                                        Title:
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                                  MANAGEMENT COMPANY

                                  FLORDECO, INC., a Florida corporation


                                  By:
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                                  Name:
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                                  Title:
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